GROWTH & INCOME PORTFOLIO
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.


Trade
Date     	Issue                   Broker
05/16/02	Accenture LTD         Morgan Stanley & Co.

Shares                   Price         Amount
600		        $20.00        $12,000.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.50      2.50%	0.00%	         0.06%


Brokers
Morgan Stanley & Co., Inc.

Underwriters of Accenture LTD

Underwriters          	                       Shares
Morgan Stanley & Co., Inc.                   42,064,162
Credit Suisse First Boston Corp.              9,347,592
Deutsche Bank Securities, Inc.                6,823,742
J.P. Morgan Securities, Inc.                  6,823,742
Salomon Smith Barney, Inc.                    6,823,742
UBS Warburg LLC                               6,823,742
Lehman Brothers, Inc.                         4,206,416
Banc of America Securities LLC                3,739,036
ABN AMRO Rothschild LLC                       2,149,943
SG Cowen Securities Corp.                       934,759
First Union Securities, Inc.                    934,759
Cazenove, Inc.                                  467,380
Chatsworth Securities LLC                       467,380
Needham & Company, Inc.                         467,380
Pacific Growth Equities, Inc.                   467,380
Punk, Ziegel & Company LP                       467,380
Thomas Weisel Partners LLC                      467,380

Total                                        93,475,915


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
06/20/02	El Paso Corp.

Shares            Price         Amount
700      	  $19.95	$13,965

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of Issue      JPMorgan Funds
$0.60        N/A	0.00%	           0.11%

Broker
First Boston Brokerage Co.

Underwriters of El Paso Corp.

Underwriters*                              Shares*

Total                                    $93,475,915

*Underwriters and shares were not
 available at time of filing.